UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2013

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Purchase Agreement

On April 2, 2013, Continental Resources, Inc. (the “Company”), Banner Pipeline Company, L.L.C. and CLR Asset Holdings, LLC (together with Banner Pipeline Company, the “Initial Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representative of the several initial purchasers (collectively, the “Initial Purchasers”), relating to the issuance and sale of $1.5 billion in aggregate principal amount of the Company’s 4 1/2% senior unsecured notes due 2023 (the “Notes”). The Notes were offered and will be sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be resold to qualified institutional buyers under Rule 144A of the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S of the Securities Act.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Initial Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company and the Initial Guarantors also agreed to enter into a registration rights agreement with holders of the Notes. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Relationships

Certain of the Initial Purchasers and certain of their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services to the Company and the Initial Guarantors, for which services they have received and may in the future receive customary fees. Affiliates of certain of the Initial Purchasers are lenders under the Company’s revolving credit facility. The Company intends to use the net proceeds from the offering of the Notes to repay amounts outstanding under its revolving credit facility and for general corporate purposes and therefor affiliates of certain of the Initial Purchasers will be repaid with a portion of the net proceeds of the offering of the Notes.

Item 8.01 – Other Events.

On April 2, 2013, the Company issued a press release announcing the pricing of the Notes. A copy of the Company’s press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement dated as of April 2, 2013 among Continental Resources, Inc., Banner Pipeline Company, L.L.C., CLR Asset Holdings, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representative of the several initial purchasers.

99.1	Press release dated April 2, 2013 announcing the pricing of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINENTAL RESOURCES, INC. (Registrant)

Date: April 3, 2013	By:	/s/ John D. Hart
John D. Hart
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement dated as of April 2, 2013 among Continental Resources, Inc., Banner Pipeline Company, L.L.C., CLR Asset Holdings, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representative of the several initial purchasers.

99.1	Press release dated April 2, 2013 announcing the pricing of the Notes.